UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)

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PERFICIENT, INC.

520 Maryville Centre Drive, Suite 400
Saint Louis, Missouri  63141

Notice of Annual Meeting of Stockholders
To Be Held June 3, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of the Stockholders of Perficient, Inc. (“Perficient” or the “Company”) will be held at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, on June 3, 2011 at 9:00 a.m. local time, for the following purposes:

1. To elect seven directors to hold office for a term of one year or until their successors have been duly elected and qualified;

2. To approve, on an advisory basis, a resolution relating to the 2010 compensation of the named executive officers as disclosed in the Proxy Statement;

3. To recommend, by advisory vote, the frequency of future advisory votes on executive compensation;

4. To ratify KPMG LLP as the Company’s independent registered public accounting firm; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Perficient has fixed the close of business on April 8, 2011 as the record date for the determination of Company stockholders entitled to notice of, and to vote, at the Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, during ordinary business hours for the ten-day period prior to the 2011 Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made at the 2011 Annual Meeting.

Whether or not you plan to attend the 2011 Annual Meeting, you are asked to complete, sign, and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States or, alternatively, to vote your proxy by telephone or the Internet according to the instructions on your proxy card. You may revoke your proxy at any time prior to the 2011 Annual Meeting. If you decide to attend the 2011 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2011 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 3, 2011.

The Proxy Statement and the Annual Report on Form 10-K are available at www.perficient.com under the heading “Investor Relations” and then “SEC Filings.”

By Order of the Board of Directors

/s/ Paul E. Martin
Paul E. Martin
Secretary

PERFICIENT, INC.
 520 Maryville Centre Drive, Suite 400
Saint Louis, Missouri  63141

Proxy Statement for Annual Meeting of Stockholders

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Perficient, Inc., a Delaware corporation (“Perficient” or the “Company”), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 3, 2011 at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, at 9:00 a.m. local time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying Notice and Proxy are being mailed to stockholders on or about April 18, 2011. The principal executive offices of Perficient are located at the address listed above.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of record of Perficient common stock, $0.001 par value per share (the “Common Stock”), at the close of business on the record date, April 8, 2011 (the “Record Date”), will be entitled to vote at the Meeting, and any adjournment thereof. On the Record Date, there were 30,504,324 shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by The Bank of New York Mellon Corporation, the Company’s transfer agent.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Effect of Broker Non-Votes and Abstentions

A broker “non-vote” occurs on an item when shares held by a bank, broker, or other nominee are present or represented at the Meeting but such nominee is not permitted to vote on that item because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner of the shares. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.  Accordingly, we encourage you to direct your nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.  Likewise, in tabulating the voting results for any particular proposal, shares that constitute abstentions are not, pursuant to our Bylaws, considered votes cast on the proposal.  Accordingly, abstentions will not affect the outcome of any matter being voted on at the Meeting.

Voting Procedures

Holders of record of Perficient common stock may vote using one of the following methods:

In Person:  Stockholders of record may attend the Meeting and vote in person.

By Mail:  Stockholders of record may vote by completing, signing, dating, and returning the proxy card in the accompanying self-addressed envelope, which does not require postage if mailed in the United States.

By Telephone:  Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet:  Stockholders of record may access the voting website listed on the accompanying proxy card to vote through the Internet in accordance with the instructions included on the proxy card and prompts on the voting website.  Stockholders electing to vote through the Internet may incur telephone and Internet access charges.

Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated, and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the Internet should not return their proxy cards by mail.

If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, either (i) the shares represented by the accompanying proxy will be voted for a substitute nominee or substitute nominees designated by the Board; or (ii) the Board may determine to reduce the size of the Board. A proxy may be revoked by a stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, duly executing and delivering to the Secretary of Perficient a proxy bearing a later date (by mail, telephone, or internet) or voting in person at the Meeting. Attendance alone at the Meeting will not revoke a proxy. If you plan to attend the Meeting in person, please bring proper identification and proof of ownership of your shares.

Householding

In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies.  We will deliver promptly upon oral or written request a separate copy of the proxy materials to any stockholder at your address.  If you wish to receive a separate copy of proxy materials, requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, telephone number (314) 529-3600.  If you have received only one copy of the proxy materials and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number listed above or write us at the address listed above.  Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the number listed above, or writing to us at the address listed above.

Solicitation of Proxies

Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of Perficient. No additional compensation will be paid to these individuals for any such service.

PROPOSAL 1. ELECTION OF DIRECTORS.

At this year’s Meeting, seven directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders.  The nominees for election (the “Nominee Directors”) are:

Jeffrey S. Davis
Ralph C. Derrickson
Edward L. Glotzbach
John S. Hamlin
James R. Kackley
David S. Lundeen
David D. May

Each Nominee Director is currently serving as a director of Perficient and has consented to being named in this Proxy Statement and to serve as a director if elected.  Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

If any of the Nominee Directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, either (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board; or (ii) the Board may reduce the size of the Board. At this time, the Board knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

Directors and Executive Officers

The name and age of each of the Nominee Directors and executive officers of Perficient and their respective positions with Perficient are listed in the table below. Additional biographical information concerning each of the Nominee Directors and executive officers, including the period during which each such individual has served Perficient, follows the table.

Name	Age	Position
Jeffrey S. Davis	46	President, Chief Executive Officer, and Director
Kathryn J. Henely	47	Chief Operating Officer
Paul E. Martin	50	Chief Financial Officer, Treasurer, and Secretary
Ralph C. Derrickson	52	Director
Edward L. Glotzbach	62	Director
John S. Hamlin	45	Director
James R. Kackley	68	Director
David S. Lundeen	49	Director
David D. May	47	Director

Jeffrey S. Davis became the Chief Executive Officer and a member of the Board on September 1, 2009.  He previously served as the Chief Operating Officer of the Company following its acquisition of Vertecon in April 2002, and was named the Company’s President in 2004. He served the same role of Chief Operating Officer at Vertecon from October 1999 to its acquisition by Perficient. Before Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen’s Business Consulting Practice, where he was responsible for defining and managing internal processes, while managing business development and delivery of all products, services and solutions to a number of large accounts.  Mr. Davis also served in a leadership position at Ernst & Young LLP in the Management Consulting practice and in industry at Boeing, Inc. and Mallinckrodt, Inc.  Mr. Davis is an active volunteer member of the board of directors of the Cystic Fibrosis Foundation of St. Louis and a member of the University of Missouri Trulaske College of Business advisory board. Mr. Davis has a M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

Kathryn J. Henely was appointed as the Company’s Chief Operating Officer on November 3, 2009.  Ms. Henely joined the Company as a Director in the St. Louis office following its acquisition of Vertecon in April 2002.   Ms. Henely was the General Manager of the St. Louis office and the Vice President for the Company’s largest business group, which business group includes several local and national business units along with our offshore development center in China, prior to her appointment to Chief Operating Officer.  She actively participated in the due diligence and integration of several acquisitions within her business group.  Additionally, she led the establishment of our Company Wide Practices and Corporate Recruiting organization.  Ms. Henely received her M.S. in Computer Science from the University of Missouri-Rolla and her B.S. in Computer Science from the University of Iowa.

Paul E. Martin joined the Company in August 2006 as Chief Financial Officer, Treasurer and Secretary. From August 2004 until February 2006, Mr. Martin was the Interim co-Chief Financial Officer and Interim Chief Financial Officer of Charter Communications, Inc. (“Charter”), a publicly traded multi-billion dollar in revenue domestic cable television multi-system operator. From April 2002 through April 2006, Mr. Martin was the Senior Vice President, Principal Accounting Officer and Corporate Controller of Charter, and was Charter’s Vice President and Corporate Controller from March 2000 to April 2002. Prior to Charter, Mr. Martin was Vice President and Controller for Operations and Logistics for Fort James Corporation, a manufacturer of paper products with multi-billion dollar revenue. From 1995 to February 1999, Mr. Martin was Chief Financial Officer of Rawlings Sporting Goods Company, Inc., a publicly traded multi-million dollar revenue sporting goods manufacturer and distributor. Mr. Martin received a B.S. degree with honors in accounting from the University of Missouri – St. Louis.  Mr. Martin is also a member of the University of Missouri – St. Louis School of Business Leadership Council.

Ralph C. Derrickson became a member of the Board in July 2004. Mr. Derrickson has more than 27 years of technology management experience in a wide range of settings including start-up, interim management, and restructuring situations. Currently Mr. Derrickson is President, CEO and a director of Carena, Inc., a medical care company. Prior to joining Carena, Inc., Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm headquartered in Seattle, Washington, from October 2001 to July 2004. Mr. Derrickson is a founding partner of Watershed Capital, an early-stage venture capital firm, and is the managing member of RCollins Group, LLC, a management advisory firm. He is currently a board member of Array Health Solutions.  He previously served as a board member of Metricom, Inc., a publicly traded company, from April 1997 to November 2001, and as Interim CEO of Metricom from February 2001 to August 2001. He served as vice president of product development at Starwave Corporation, one of the pioneers of the Internet. Earlier, Mr. Derrickson held senior management positions at NeXT Computer, Inc. and Sun Microsystems, Inc. He has served on the boards of numerous start-up technology companies. Mr. Derrickson is a lecturer at the Michael G. Foster School of Business at the University of Washington, and serves on the Executive Advisory Board of the Center for Entrepreneurship and Innovation at the University of Washington.  Mr. Derrickson also serves on the Board of Trustees of The Island School on Bainbridge Island, Washington, and he is a member of the President’s Circle of the National Academy of Sciences, the National Academy of Engineering, and the Institute of Medicine. Mr. Derrickson holds a bachelor’s degree in systems software from the Rochester Institute of Technology.

Edward L. Glotzbach was appointed to the Board in December 2010.  He is currently the Vice Chairman of Information Services Group, Inc, a sourcing advisory service firm; a position he assumed after its acquisition in November 2007 of TPI, Inc., the leading sourcing advisory firm in the United States (“U.S.”), where he was CEO and President from 2004 through 2007. Prior to that, Mr. Glotzbach spent more than three decades with SBC Communications, Inc., a telephone services provider, most recently as Executive Vice President and Chief Information Officer. Mr. Glotzbach is a current member and former chairman of the Board of Trustees of Webster University, a member of the Board of Directors of The Laclede Group, and a member of the Audit Committee at Edward Jones Financial, each based in St. Louis, Missouri. He serves on the Board of Directors of Christian Hospital and on the Executive Board of the Boy Scouts of America, both in St. Louis. Additionally, Mr. Glotzbach serves as a current director and former chairman of the Washburn University Foundation in Topeka, Kansas.

John S. Hamlin became a member of the Board in March 2009.  Mr. Hamlin is President and Managing Partner of Bozeman Limited Partnership, an Austin, Texas-based private equity firm, since April 2007. He is currently Chairman of the corporate board of Recreational Equipment, Inc. (REI), an outdoor retailer in Seattle, Washington, where he also serves on the audit committee; Presiding Director of the board of Tory Burch LLC, a luxury American sportswear company in New York; and a corporate board member of Spiceworks, a privately held network management software company in Austin, Texas.  He serves on the advisory boards of Bazaarvoice, a privately held online ratings and review company in Austin, Texas, and IMVU, a privately held social networking company in Palo Alto, California.  Mr. Hamlin previously served on the board of Bare Escentuals, a publicly-held premium cosmetic company, from March 2009 until their acquisition by Shiseido in March 2010.  From 2006 to 2008, he was a corporate board member and audit committee member at Safeco, a publicly-held insurance company, which was sold to Liberty Mutual Insurance.  Prior to joining Bozeman, Mr. Hamlin spent 11 years at Dell Inc., a technology solutions, services, and support provider, where he was an Executive Officer and Senior Vice President reporting directly to the Office of the Chairman.  From 2005 to 2007 he was the Senior Vice President responsible for Dell’s global online business and brand strategy. Mr. Hamlin previously served as Senior Vice President and General Manager of Dell’s U.S. consumer business for 5 years, and led that business from #6 to #1 market share in the U.S.  He also served as Vice President and General Manager of Dell’s Home and Small Business division in Japan, and held marketing and operations positions in the U.S. Home and Small Business division before moving to Japan. Prior to joining Dell, Mr. Hamlin worked in the venture capital field for three years and served as a strategic consultant at Bain & Company for six years.

James R. Kackley was appointed to the Board in December 2010.  He is currently the Non-Executive Chairman of Orion Energy Systems, Inc., the leading innovator in power technology, having served as its President and Chief Operating Officer in 2009 and 2010 and as a director since 2005. Prior to Orion he served as Managing Partner and Chief Financial Officer of Andersen Worldwide SC. Mr. Kackley spent more than three decades at Arthur Andersen LLP and Andersen Worldwide. He served as a partner in both the U.S. and Worldwide firms from 1974. He served as an Adjunct Professor at the Kellstadt School of Management at DePaul University from 1999 to 2002. He has been a director of Herman Miller Inc. since 2003 and served as a director of PepsiAmericas Inc. from December 2004 to February 2010 and Ryerson Inc from February to October 2007. Mr. Kackley is also involved in numerous civic and charitable organizations. He currently serves as a Life Trustee of Northwestern University and the Museum of Science and Industry (Chicago).

David S. Lundeen became a member of the Board in April 1998. Mr. Lundeen has been providing services as an independent business consultant since 2002. He is currently a director at Parago, Inc., a reward programs and customer incentive solutions provider, a position he has held since 1999. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments, and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of BSG Corporation. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and a M.B.A. from the University of Chicago in 1988.

David D. May, CFA, became a member of the Board in March 2009.  Mr. May is the co-founder and portfolio manager of Third Coast Capital, an Austin, Texas-based long-short equity hedge fund.  Prior to forming Third Coast Capital in 2004, Mr. May was a co-founder and Managing Partner of Ridgecrest Partners, a New York City-based hedge fund founded in 1998.  From 1996 to 1998, Mr. May was a Partner at Ardsley Partners, a Connecticut-based hedge fund, where he served as an analyst and a portfolio manager.  Previously, he was a Vice President at Luther King Capital Management in Fort Worth, Texas, an investment advisory firm.  During his twelve years with the company, he served as a portfolio manager for a broad range of investment portfolios and co-founded the LKCM Mutual Funds, of which he served as President of the Fund group.  He received a B.A. in Business and a M.B.A. from Texas Christian University.  Mr. May is a CFA charter holder and is a member of the Investment Advisory Committee for LBJ Advisors, LTD.

There are no family relationships between any of the Company’s directors and executive officers.

COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The size of the Board is set at seven directors and all seats were filled with the appointments of Edward L. Glotzbach and James R. Kackley in December 2010.  The Board has affirmatively determined that a majority of the directors qualify as independent directors as defined by the Securities and Exchange Commission (“SEC”) regulations and The Nasdaq Global Select Market (“Nasdaq”) listing standards. The independent directors during 2010 were Ralph C. Derrickson, John S. Hamlin, David S. Lundeen, and David D. May.  In addition, Edward L. Glotzbach and James R. Kackley were determined by the Board to be independent when appointed.

In 2010, John T. McDonald served as chairman of the board, and Jeffrey S. Davis as president and chief executive officer.  Mr. McDonald resigned as chairman of the board effective October 25, 2010 and entered into a transition agreement under which he was engaged as a consultant with the Company through January 1, 2011.  Refer to the “Employment Agreement” section below for further details. Currently the chairman position of the Board remains open.

During fiscal year 2010, the Board held eight meetings and acted by unanimous written consent twice.  Each of the directors, except Mr. McDonald, participated in at least 75% of the aggregate of all meetings of the Board and the total number of meetings held by all committees of the Board of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 2010.  All members of the Board are encouraged to attend the Meeting.  One of the directors attended the 2010 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has created a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee. Each member of these committees is independent as defined by SEC regulations and the Nasdaq listing standards.

Compensation Committee

The Compensation Committee establishes salaries, incentives, and other forms of compensation for Perficient’s directors, executive officers, and key employees, and administers its equity incentive plans and other incentive and benefit plans. This committee held two meetings during 2010. Ralph C. Derrickson, David S. Lundeen, and David D. May served on the Compensation Committee for all of 2010.  In December 2010, Edward L. Glotzbach was appointed to the Compensation Committee.  Mr. Lundeen served as chairman of the Compensation Committee for all of 2010 and until March 2011, when Mr. Glotzbach was appointed chairman of the Compensation Committee. The Board has affirmatively determined that Messrs. Derrickson, Glotzbach, Lundeen, and May qualify as independent directors as defined by the Nasdaq listing standards.  Additional information regarding the Compensation Committee is included in the section entitled “Compensation Discussion and Analysis” beginning on page 9.  A copy of the current Compensation Committee Charter is available on the Company’s website, www.perficient.com.

Audit Committee

The Audit Committee has the sole authority to appoint, retain, and terminate the Company’s independent accountants and is directly responsible for the compensation, oversight, and evaluation of the work of the independent accountants. The independent accountants report directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and all non-audit engagements with the Company’s independent accountants, and must pre-approve all auditing and permitted non-audit services to be performed for the Company by the independent accountants, subject to certain exceptions provided by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the current Audit Committee Charter is available on the Company’s website, www.perficient.com.

This committee held four meetings during 2010. Ralph C. Derrickson, David S. Lundeen, and David D. May served on the Audit Committee for all of 2010.  In December 2010, James R. Kackley was appointed to the Audit Committee and, in March 2011, Mr. Derrickson resigned from the Audit Committee. Mr. Lundeen serves as chairman of the Audit Committee and served as chairman for all of 2010. The Board has affirmatively determined that Messrs. Derrickson, Lundeen, and May qualify as independent directors as defined by the Nasdaq listing standards, and further believes that each member has sufficient knowledge and experience in financial matters to perform his duties on the committee.  In addition, prior to his appointment to the Audit Committee, the Board determined that Mr. Kackley: (i) is independent; (ii) has sufficient knowledge and experience in financial matters; and (iii) is qualified as the Audit Committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the Nasdaq listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for establishing the criteria for selecting directors, recommending to the Board individuals for election or re-election, overseeing orientation and continuing education programs, advising the Board on corporate governance practices, recommending chairpersons of each of the Board committees, and reporting annually on the performance of the Board.  A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website, www.perficient.com.

This committee held five meetings during 2010.  David S. Lundeen and John S. Hamlin served on the Nominating and Corporate Governance Committee for all of 2010.  In December 2010, James R. Kackley was appointed to the Nominating and Corporate Governance Committee, and in March 2011, Mr. Lundeen resigned from the Nominating and Corporate Governance Committee.  Mr. Hamlin serves as chairman of the Nominating and Corporate Governance Committee and served as chairman for all of 2010.  The Board has affirmatively determined that Messrs. Lundeen, Hamlin, and Kackley qualify as independent directors as defined by the Nasdaq listing standards.

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes, diversity, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 3-5.  In particular:

•	With regard to Mr. Davis, the Board considered his deep knowledge and understanding of the Company and its operations, as well as his 20 years of experience in technology management and consulting.
•	With regard to Mr. Derrickson, the Board considered his strong business and entrepreneurial background, especially his extensive technology management experience in diverse settings.
•
With regard to Mr. Glotzbach, the Board considered his expertise in the communications industry with a large public company, his diverse board experience, and his experience in mergers and acquisitions as well as strategic and operational initiatives.

•	With regard to Mr. Hamlin, the Board considered his expertise in finance and investments and his extensive managerial and operational experience with a large public company.
•	With regard to Mr. Kackley, the Board considered his financial acumen, his strong background in business, and extensive board experience at both private and public companies.
•	With regard to Mr. Lundeen, the Board considered his financial acumen, his strong background in business, finance, and investment banking, and his vast and diverse board experience.
•	With regard to Mr. May, the Board considered his broad investment experience, including fund management, portfolio management, and advisory services.

Identification of Director Candidates

The Nominating and Corporate Governance Committee is responsible for evaluating potential or suggested director nominees and identifying individuals qualified to become members of the Board. This committee will also evaluate persons suggested by stockholders and conduct the appropriate inquiries into the backgrounds and qualifications of all possible nominees. The Nominating and Corporate Governance Committee has established criteria for selecting new director nominees, which includes knowledge of business, industry and economic environment, educational background, professional experience, and availability to serve as a director of the Company.  When identifying nominees to serve as director, the Nominating and Corporate Governance Committee will consider candidates with diverse business and professional experience, skills, gender, and ethnic background, as appropriate, in light of the current composition and needs of the Board.  The Nominating and Corporate Governance Committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders.  Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company. Please see the section entitled “Stockholder Proposal for Next Annual Meeting” on page 29 for additional information regarding certain notice requirements applicable to director nominations other than those made by the Board.

Risk Oversight

The Board has responsibility for the oversight of risk management.  The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps to take to manage them.  While the Board is ultimately responsible for risk oversight at the Company, the committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  In particular, the Audit Committee meets periodically with management in order to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, succession planning for the directors and executive officers, and corporate governance.  Finally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.

Communications with the Board

Communications by stockholders or by other parties may be sent to the Board by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141. Communications directed to the Board, or one or more directors, will be reviewed by the Secretary and forwarded to the Board as appropriate and may be made anonymously.

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. When recommending changes to director compensation, the Company considers the significant amount of time they expend in fulfilling their duties to the Company, as well as the skill level required of members of the Board.

The Board compensation plan for 2010 provided the following for non-employee directors:

•
Each new non-employee director will be granted restricted stock with a value of $100,000, based on the closing price of the Company’s stock price on the date of appointment to the Board, in connection with his election or appointment to the Board, vesting ratably on the last day of each calendar quarter over the immediately succeeding three years;

•
Subject to continuing Compensation Committee approval, on the first business day in November of each year, each then-serving non-employee director will be granted an annual award of restricted stock under the Perficient, Inc. 2009 Long-Term Incentive Plan (the “Plan”) with a value of $20,000, based on the closing price of the Company’s stock price on that date, vesting ratably on the last day of each calendar quarter over the immediately succeeding one year;

•	Each non-employee director will be entitled to receive an annual fee of $15,000 paid in quarterly installments commencing April 15;
•	Each non-employee director will receive $2,000 for each regularly scheduled quarterly meeting of the Board attended in person or $1,000 if attended telephonically;
•	Each non-employee director will receive $500 for each special meeting of the Board if attended in person or $250 if attended telephonically;
•	The non-employee director serving as chairman of the Audit Committee will receive an additional fee payable at the rate of $3,750 per quarter; and
•	The non-employee director serving as chairman of the Compensation Committee will receive an additional fee payable at the rate of $2,500 per quarter.

The following table provides information relating to total compensation amounts paid to non-employee members of the Board in 2010:

2010 DIRECTOR COMPENSATION
Name (1)	Fees Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Ralph C. Derrickson (4)	$20,500	$21,138	$-	$41,638

Edward L. Glotzbach (5)	-	100,007	-	100,007

John S. Hamlin (6)	20,250	21,138	-	41,388

James R. Kackley (7)	-	100,007	-	100,007

David S. Lundeen (8)	45,250	21,138	-	66,388

David D. May (9)	20,500	21,138	-	41,638

(1)
Current Chief Executive Officer (“CEO”) Jeffrey S. Davis and former Chairman of the Board (“former Chairman”) John T. McDonald are not included in this table because they were employees of the Company in 2010. Messrs. Davis’s and McDonald’s compensation as employees of the Company is shown in the “Summary Compensation Table” on page 14.

(2)
Awards of 1,959 shares of restricted stock were awarded to all non-employee members of the Board on November 16, 2010 (except Messrs. Glotzbach and Kackley, who were not yet members of the Board).  The grant date fair value of the November 16, 2010 restricted stock awards was based on the closing market price of the Company’s common stock on the grant date of $10.79.  In addition, Messrs. Glotzbach and Kackley were each awarded 8,719 shares of restricted stock on December 3, 2010 in conjunction with their appointment to the Board.  The grant date fair value of the December 3, 2010 restricted stock awards was based on the closing market price of the Company’s common stock on the grant date of $11.47.

(3)
Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”).  Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2010 amounts were disclosed in Note 9 to the Company’s consolidated financial statements for 2010, included in the Company’s annual report on Form 10-K filed with the SEC on March 3, 2011.

(4)
As of December 31, 2010, Mr. Derrickson had 30,000 option awards outstanding, which are all vested. These awards range in exercise price from $3.17 to $9.19. Mr. Derrickson had 1,470 shares of unvested restricted stock outstanding as of December 31, 2010 with a market value of $18,375, based on the closing price of the Company’s common stock of $12.50 on December 31, 2010.

(5)
As of December 31, 2010, Mr. Glotzbach had no option awards outstanding and 8,719 shares of unvested restricted stock outstanding with a market value of $108,988, based on the closing price of the Company’s common stock of $12.50 on December 31, 2010.

(6)
As of December 31, 2010, Mr. Hamlin had no option awards outstanding and 10,080 shares of unvested restricted stock outstanding with a market value of $126,000, based on the closing price of the Company’s common stock of $12.50 on December 31, 2010.

(7)
As of December 31, 2010, Mr. Kackley had no option awards outstanding and 8,719 shares of unvested restricted stock outstanding with a market value of $108,988, based on the closing price of the Company’s common stock of $12.50 on December 31, 2010.

(8)
As of December 31, 2010, Mr. Lundeen had no option awards outstanding and 1,470 shares of unvested restricted stock outstanding with a market value of $18,375, based on the closing price of the Company’s common stock of $12.50 on December 31, 2010.

(9)
As of December 31, 2010, Mr. May had no option awards outstanding and 10,080 shares of unvested restricted stock outstanding with a market value of $126,000, based on the closing price of the Company’s common stock of $12.50 on December 31, 2010.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is required for the election of each director.  A “plurality” means receiving a higher number of votes than any other candidate.  In other words, the seven nominees receiving the most “FOR” votes will be elected director.  Each outstanding share of Common Stock is entitled to one vote on each of the seven director positions to be filled at the meeting.  Stockholders can withhold authority to vote for one or more nominees for director.  Stockholders do not have cumulative voting rights in the election of directors, meaning they cannot aggregate their votes on all seats to be filled and vote them on a lesser number of nominees or a single nominee.

The Board recommends a vote “FOR” the election of each of the Nominee Directors.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Overview

The Compensation Committee of the Board is responsible for reviewing, evaluating, and approving the agreements, plans, policies, and programs of the Company to compensate its officers and directors. The Compensation Committee consisted of Messrs. Derrickson, Lundeen, and May for all of 2010.  In December 2010, Mr. Glotzbach was appointed to the Compensation Committee. Mr. Lundeen served as chairman of the Compensation Committee for all of 2010 and until March 2011, when Mr. Glotzbach was appointed chairman.

The Compensation Committee makes all decisions related to the compensation of the CEO.  The CEO annually reviews the performance of the named executive officers, other than himself, and presents individual compensation recommendations to the Compensation Committee. The Compensation Committee has the authority to accept, modify, or disregard the CEO’s compensation recommendations.

Executive Compensation Objectives and Elements of Compensation

During 2010, various types of compensation were provided to the named executive officers of the Company set forth in the “Summary Compensation Table” at page 14, who are:

•	Jeffrey S. Davis, CEO and President;
•	John T. McDonald, former Chairman;
•	Kathryn J. Henely, Chief Operating Officer (“COO”);
•	Paul E. Martin, Chief Financial Officer (“CFO”); and
•	Richard T. Kalbfleish, former Vice President of Finance and Administration (“former VP – Finance & Administration”).

The objectives of the Company’s compensation programs are to:

•	Recruit and retain the top management available in the Company’s industry in order to aid and to support its growth;
•	Recognize job responsibility and attract highly talented executives by targeting base salaries at 80% to 85% of the 50th percentile of the peer group;
•
Reward individuals for their continued contribution to the success of the Company by leveraging a variable compensation program heavily weighted on performance-based, short-term, and retention-driven long-term compensation and targeting above the 50th percentile of peers given the below market focus on fixed base salary compensation and leveraged emphasis on short- and long-term target award values; and

•	Allow employees to acquire a proprietary interest in the Company as an incentive to remain employed with the Company.

The Company’s compensation programs are designed to attract, retain, and reward executives who are responsible for achieving the business objectives necessary to assure both revenue and profit growth while providing clients of the Company with the highest quality solutions and services. A significant portion of compensation paid to executives is directly related to delivering revenue and profit growth and other factors that influence shareholder value, thereby aligning executive interests closely with shareholder interests. This leads the Company to focus more on variable compensation than on base salary. The Company’s variable compensation programs for executives are structured to pay for high performance and are typically dependent on the Company’s financial results. It is the Company’s view that an incentive-based compensation philosophy keeps management motivated and retains top executives to ensure the Company’s long-term success. Each executive officer is rewarded with the following types of cash and non-cash compensation:

•	Base salary;
•	Performance-based annual cash bonus award;
•	Long-term equity incentive compensation;
•	Company-sponsored employee benefits, such as life insurance benefits and a tax-qualified savings plan (401(k) plan); and
•	Upon a termination for certain specified reasons or a change of control, severance and the potential acceleration of vesting of long-term equity awards.

There is no predetermined policy for allocating compensation between these elements and each type of compensation is designed to achieve a specific purpose in line with the objectives of the Company’s compensation philosophy.

Risk Oversight of the Company’s Compensation Policies and Programs

Comprised entirely of independent directors, the Compensation Committee carefully monitors compensation levels to ensure they reflect an appropriate balance of pay-for-performance within acceptable risk parameters.  Based on current and evolving best practices guidance, our Compensation Committee conducted a compensation risk assessment of the various elements of our Company’s overall compensation program (including incentive compensation programs).  In its analysis, the Committee reviewed, with input from management, our Company’s compensation programs including appropriate internal controls to mitigate or reduce risk.  Based on its review, the Committee determined that our Company’s compensation programs and policies do not create excessive and unnecessary risk taking.  In addition to review by the Committee, the full Board will continue to maintain proper policies and procedures to ensure ongoing management and assessment of compensation practices as they relate to risk.

Peer Group

The Compensation Committee utilized the analysis of Lockton Companies LLC (“Lockton”), an independent compensation consulting firm, to determine if the Company’s executive officer compensation is comparable to the Company’s peers and a market median. The market median was comprised of a combination of market compensation data from peer company proxy statements as well as published industry sources utilizing companies that operate in the computer programming services industry with revenue less than $500 million (the “external market”). The following companies were included in the peer group: Advent Software, Inc., Agilysys, Inc., Blackbaud, Inc., CIBER, Inc., Computer Task Group, Inc., Diamond Management & Technology Consultants Inc., Dynamics Research Corporation, eLoyalty Corporation, Epicor Software Corporation, EPIQ Systems, Inc., iGATE Corporation, NaviSite, Inc., NetSuite Inc., Sapient Corporation, Stanley, Inc., Synaptics Incorporated, Taleo Corporation, TechTeam Global, Inc, and Virtusa Corporation.  Published survey compensation data from the following sources was utilized: ECS, Human Resource Association, and Mercer. The report prepared by Lockton analyzed the compensation paid to the Company’s top six highest paid officers.  Therefore, the comparisons of the compensation paid to the Company’s executive officers to the external market median included those top six highest paid officers and not merely the Company’s named executive officers.  While the data and input provided by Lockton is a factor in its analysis of various compensation elements, the Compensation Committee makes the final determination on all compensation decisions.  Lockton did not provide additional services to the Company in excess of $120,000 during 2010.

Base Salary

The named executive officers are offered a competitive salary in order to retain their services and to also reward their performance with the Company. For the former Chairman, CEO, and CFO, salary is predetermined as part of a written agreement that has been approved by the Compensation Committee. Several factors are considered by the Compensation Committee when determining and approving an employment agreement or arrangement for a named executive officer. These factors include the executive officer’s performance relative to the Company’s goals and objectives, such as the Company’s financial performance and relative shareholder return. For newly hired executives, the individual’s relevant experience in the industry is considered.  The base salary of other executive officers of the Company is recommended by the CEO after his review of the aforementioned factors with final approval given by the Compensation Committee.

The Compensation Committee determined that the base salaries of the named executive officers were appropriate and did not make adjustments during 2010.  Effective May 5, 2010, the CFO entered into a new employment agreement but no adjustments were made to his base salary.  See the “Summary Compensation Table” at page 14 for a detailed discussion of the named executive officers’ base salaries for years 2008, 2009, and 2010.

The report provided by Lockton showed that the base salaries of the Company’s highest paid officers were at approximately 74% of the 50th percentile of the external market median.  The Compensation Committee used this report as verification that the base salaries are close to the market median or slightly below, which allows for more emphasis on variable compensation and is in line with the Company’s compensation program objectives.

Performance-Based Executive Bonus Plan

The named executive officers are eligible for cash bonuses under the Executive Bonus Plan, which is tied to operating performance. The determination of bonus payments is based on various targets and factors. Annual incentive targets are an integral component of compensation that link and reinforce executive decision making and performance with the annual objectives of the Company. The Compensation Committee has the discretion to determine the appropriate performance criteria, which is objective and established in writing during the first quarter of each year. Typically, these targets include Non-Generally Accepted Accounting Principles Earnings Per Share (“Non-GAAP EPS”) targets and Generally Accepted Accounting Principles Earnings Per Share (“GAAP EPS”) targets that must be met and are discussed and agreed upon by the Compensation Committee and management during the Company’s annual planning process. Non-GAAP EPS is a performance measure defined as net income plus amortization of intangibles, stock compensation expense, and other non-cash items, including related tax effects, divided by shares used in computing diluted net income per share, which is not in compliance with Generally Accepted Accounting Principles (“GAAP”).

Management and the Compensation Committee believe in the importance of structuring a bonus arrangement that pays the Company’s stockholders first.  Therefore, no incentive bonuses are payable to the Company’s executives until the Company surpasses the Non-GAAP EPS and GAAP EPS targets established by the Compensation Committee.

The bonus payments under the 2010 Executive Bonus Plan were contingent upon realization of fully diluted Non-GAAP EPS and GAAP EPS of at least $0.47 and $0.15, respectively, for the year.  These targets were reassessed by the Compensation Committee after the acquisitions during the year and were increased as appropriate to reflect the impact of the transactions.  In addition to amounts that may be payable under the Company’s Executive Bonus Plan, the Compensation Committee may also award discretionary bonuses to non-executive management. The form and structure of any bonuses paid to the Company’s named executive officers must be approved by the Compensation Committee. Bonus payments are offered to reward management for implementing and monitoring the objectives of the Company in line with the Company’s financial goals.

The 2010 Executive Bonus Plan incorporated a “stair-step” feature.  Pursuant to the Company’s 2010 incentive bonus arrangements, a portion of the bonus pool was to be funded upon the achievement of Non-GAAP EPS in excess of $0.47 (and earnings in excess of the portion of the bonus pool funded would be retained by the Company), and the bonus pool would not be fully funded until the achievement of Non-GAAP EPS in excess of $0.67.  The Compensation Committee implemented this feature based on the recommendation of management to ensure that the Company’s executives and management would share in the benefits of increased earnings on Common Stock with the Company’s stockholders.  Management and the Compensation Committee believe the inclusion of the “stair-step” feature in the 2010 Executive Bonus Plan furthers the Company’s policy of paying stockholders before executives are rewarded for Company performance.

For 2010, the Company achieved $0.59 Non-GAAP EPS and $0.23 GAAP EPS, which resulted in a payment of cash incentive bonus compensation.  In addition to the amounts payable under the Company’s 2010 Executive Bonus Plan, discretionary bonuses were paid to non-executive management for 2010 after Compensation Committee approval.

As discussed above, the Compensation Committee utilized a report provided by Lockton to determine if the compensation, including the above-mentioned payments, of the Company’s highest paid officers was comparable to its peers and a market median (see discussion above in “Peer Group” for additional information).  The effectiveness of the Company’s annual incentive program was assessed on the basis of total target cash compensation, which includes base salaries and annual target incentive bonus with respect to 2010. The report showed that the Company’s highest paid officers’ target annual cash compensation is approximately 88% of the 50th percentile of the external market median.  This is appropriate given the Company’s leveraged compensation strategy, which focuses on rewarding the Company’s executives for meeting the strategic goals of the Company.

Long-Term Equity Incentive Compensation

Share-based compensation such as stock options and restricted stock awards are granted to executives on a discretionary basis by the Compensation Committee. The Company does not have any program, plan, or practice to grant stock options or restricted stock awards to executives in coordination with the release of material non-public information.  It is the Company’s current practice to grant awards of restricted stock instead of stock options. See additional discussion of these awards at the “2010 Grants of Plan-Based Awards” table at page 17. The Company believes that by offering this type of incentive compensation, they have rewarded the highest quality management and will retain that management in the future. Share-based payments allow the executives to obtain a proprietary interest in the Company and therefore participate in the profit and success of the Company in meeting its objectives and goals.  Additionally, by focusing on equity-based compensation the Company is able to provide competitive total compensation packages and use cash resources to operate and expand the business.

Historically, long-term equity incentive awards granted to Mr. Davis (and to Mr. McDonald until he stepped down as CEO in September 2009) have been larger than long-term equity incentive awards paid to other named executive officers.  The Compensation Committee has deemed these larger long-term equity incentive awards appropriate given the important roles of Messrs. Davis and McDonald within the Company, particularly as value creators and the persons most responsible for the long-term strategy and development of the Company.

These types of awards usually have a vesting period of five years with 20% of the award vesting on each anniversary of the date of grant, giving the executive officers an inducement to remain with the Company.  There are no performance conditions associated with the share-based awards granted by the Company.  Award amounts and the timing of grants are determined by the Compensation Committee.  In 2010, all of the long-term equity incentive awards granted by the Company were in the form of restricted stock.  2010 awards to the named executive officers vest 20% on each anniversary of the date of grant through 2015.  Any potential acceleration of the vesting schedules pursuant to a change of control or a termination is discussed below under “Potential Payments Upon Termination and/or a Change of Control.”

The Compensation Committee utilized the report prepared by Lockton to determine how the long-term incentives granted to the Company’s highest paid officers, like share-based payments, compared to its peers and the market median (see discussion under “Peer Group” for additional information). The analysis showed that the value of the equity awards received by the Company’s highest paid officers is somewhat larger than the value of long-term incentives, such as equity-based awards, received by officers of the Company’s peers and the market median. Specifically, the overall long-term incentive value provided to Company’s highest paid officers was approximately 247% of the 50th percentile of the external market median.  This is expected given that long-term equity incentives play a key role in achieving the Company’s compensation philosophy, which focuses more on variable compensation and strives to keep base salaries close to or below the market median.  In addition, the report indicated that although the value of equity-based awards exceeds the external market median, the standard vesting schedule of five years generally utilized in the restricted stock awards granted to employees is longer than most vesting schedules seen.  The Company believes that extended vesting terms are key for creating long-term shareholder value and retaining top executives.

Total Direct Compensation Analysis

Based on the analysis performed by Lockton, the aggregate value of base salary, target incentive bonuses, and long-term equity incentives paid to the Company’s highest paid officers was 135% of the 50th percentile of the external market median.  The Compensation Committee believes this result reflects its concern for the Company’s stockholders and its desire to pay compensation comparable to the Company’s peers while still providing executives of the Company with the opportunity to increase the value of their compensation package through extraordinary performance.

Company-Sponsored Benefit Plans

The named executive officers are provided with primarily the same company-sponsored health, welfare, and retirement benefits as all other employees, including life insurance benefits and a tax-qualified retirement savings plan. The Company provides all employees with basic life insurance in the amount of two times their annual salary with a $100,000 minimum benefit and a $400,000 maximum benefit. In addition to the standard life insurance, the Company retains a $1.5 million life insurance policy for the CEO. The benefit on these policies is payable to the CEO’s beneficiary, as applicable, upon death.  The Company also provides a short- and long-term disability benefit to all employees, including the named executive officers, at no cost for 60% of base salary for up to 90 days.  In addition to the standard short- and long-term disability benefits, the Company provides compensation to the CEO to pay for additional disability coverage.  This additional coverage includes a short-term monthly income benefit of $15,000 for five years for the CEO. The Company retained a $1.5 million life insurance policy, provided compensation for additional disability benefits, and provided a long-term monthly income benefit until the age of 65 for the former Chairman until and ending December 31, 2010 as defined in his transition agreement.

The Perficient 401(k) Employee Savings Plan is a tax-qualified retirement savings plan to which all employees, including the named executive officers, are able to contribute from 1% to 100% of their annual salary on a before-tax basis, up to the limits established by the Internal Revenue Code (the “Code”). During the 2010 year, the Company matched 50% of contributions, up to 6% of salary, comprised of 25% in cash and 25% in Company stock. Employee contributions to the 401(k) Employee Savings Plan vest upon contribution and Company matching funds are fully vested after three years of service.

Attributed costs of the benefits described above for the named executive officers for the year ended December 31, 2010 are included in the “All Other Compensation” column of the “Summary Compensation Table” at page 14.

Severance Benefits

The Company has entered into employment agreements with the CEO and CFO, which contain severance and change of control provisions. Benefits under the agreements are payable upon a “double-trigger.”  In other words, although the employment agreements provide for accelerated vesting of equity upon a change of control, additional payments under the agreements are only triggered upon both a change of control and termination of employment.

The Company provides a level of severance benefits that the Compensation Committee believes is necessary to provide a competitive compensation package to these senior executives.  Maintaining these arrangements enables the Company to attract and retain senior executives, provide senior executives with a degree of certainty regarding their future employment relationship, and ensure the continued commitment of senior executives in the event of a potential or actual change of control.  Payments upon a change of control also further align the interests of the executives with those of the stockholders.  Providing change of control benefits is designed to reduce the reluctance of management to pursue potential change of control transactions that may be in the best interests of the stockholders, and helps ensure stability in the event of a change of control of the Company.

The Compensation Committee further believes that the level of severance benefits and vesting of outstanding equity awards under the employment agreements, including multiples of pay, are consistent with market practice and necessary for the Company to be competitive in attracting and retaining talent in the Company’s industry, and are also commensurate with each senior executive’s level of responsibility.

Finally, the Compensation Committee believes that the potential payments to be made upon termination and/or change of control are an important part of executive compensation as structured at the Company.  As discussed above, Company executives are generally paid a lower base salary than market but receive long-term equity compensation at a greater rate than the market.  The focus on variable compensation helps to retain executives and reward them for performance over time.  Due to this philosophy, offering potential payments upon termination and/or change of control is an attractive compensation element that allows the executives to become equalized with market compensation should these events occur.

Additional information regarding severance and other change of control benefits is provided in the section entitled “Potential Payments upon Termination and/or Change of Control” beginning at page 21.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code (“IRS Section 162(m)”), which limits the deductibility of certain executive officer compensation. Generally, the Company’s policy is to structure compensation so that executive compensation is tax deductible. However, in certain cases, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers while creating and improving stockholder value.

The Company’s stockholders approved the Perficient, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) on June 26, 2007.  The Omnibus Incentive Plan formalizes the Company’s practices for awarding bonuses under the Executive Bonus Plan, and the Executive Bonus Plan is administered pursuant to the Omnibus Incentive Plan.  The Omnibus Incentive Plan is appropriately structured to avoid the limitations on deductibility imposed by IRS Section 162(m) in order to allow the Company to deduct the bonus amounts paid under the Executive Bonus Plan.  Taxable income associated with restricted stock awards, however, is subject to the limitations of IRS Section 162(m). No amounts were paid to the executive officers under the Omnibus Incentive Plan in 2010.

For the fiscal year ended December 31, 2010, the total compensation for income tax purposes of the CEO, including base salary and vesting of restricted stock awards, was in excess of $1,000,000.  Due primarily to the vesting of restricted stock awards, a portion of the amount of compensation in excess of $1,000,000 was not deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

The Compensation Committee
Edward L. Glotzbach, Chairman
Ralph C. Derrickson
David S. Lundeen
David D. May

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2010 were Ralph C. Derrickson, Edward L. Glotzbach, David S. Lundeen, and David D. May.  No member of the Compensation Committee in 2010 was, or had ever been, an officer or employee of the Company or any of its subsidiaries, or had any substantial business dealings with the Company.  In addition, no “compensation committee interlocks” existed during fiscal year 2010, that is no member of our Compensation Committee or the Board was an executive officer of another company on whose compensation committee or board any of our executive officers served.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2008, 2009, and 2010, including the Principal Executive Officer, which is the CEO, the Principal Financial Officer, which is the CFO, and the three other most highly compensated executive officers based on total compensation:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Stock Options ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Jeffrey S. Davis	2010	$285,000	$-	$1,172,140	$-	$479,000	$12,098	(4)	$1,948,238
President and Chief Executive Officer	2009	$285,000	$-	$-	$-	$-	$12,037		$297,037
	2008	$285,000	$-	$1,470,000	$-	$-	$11,591		$1,766,591
John T. McDonald (5)	2010	$142,500	$-	$-	$-	$-	$11,253	(6)	$153,753
Former Chairman of the Board	2009	$237,500	$-	$-	$-	$-	$11,473		$248,973
	2008	$285,000	$-	$1,225,000	$-	$-	$12,777		$1,522,777

Kathryn J. Henely	2010	$220,000	$-	$512,100	$-	$185,000	$4,721		$921,821
Chief Operating Officer	2009	$215,417	$-	$198,741	$-	$-	$4,856		$419,014

Paul E. Martin	2010	$225,000	$-	$512,100	$-	$151,000	$5,975		$894,075
Chief Financial Officer	2009	$225,000	$-	$-	$-	$-	$6,027		$231,027
	2008	$221,250	$-	$637,000	$-	$-	$4,979		$863,229

Richard T. Kalbfleish (7)	2010	$98,200	$-	$56,900	$-	$-	$42,152	(8)	$197,252
Former Vice President – Finance & Administration	2009	$153,000	$-	$-	$-	$-	$4,526		$157,526
	2008	$153,000	$-	$68,600	$-	$-	$3,393		$224,993

(1)
Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards, computed in accordance with ASC Topic 718.  Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2010 amounts were disclosed in Note 9 to the Company’s consolidated financial statements for 2010, included in the Company’s annual report on Form 10-K filed with the SEC on March 3, 2011.

(2)	Amounts are earned and accrued during the fiscal year indicated and paid subsequent to the end of the fiscal year pursuant to the Company’s performance-based Executive Bonus Plan.
(3)
Other than as noted in footnotes (4), (6), and (8), the amounts listed represent the value of the Company’s 401(k) matching contributions, Company-paid standard life insurance premiums, and cell phone allowances for 2010.  The named executive officers, from time to time, received certain immaterial personal benefits or other compensation items from the Company in 2010; however, in no case did the value of these items exceed $10,000 in the aggregate.

(4)
As part of his overall compensation, Mr. Davis received Company 401(k) matching contributions of $3,147, Company-paid life and disability insurance premiums of $6,705, Company-paid standard life insurance premiums of $626, and a $1,620 cell phone allowance.

(5)
Mr. McDonald resigned as Chairman of the Board on October 25, 2010.  As provided in his transition agreement, Mr. McDonald will receive a consulting fee equal to $150,000 per annum until December 31, 2010.

(6)
As part of his overall compensation, Mr. McDonald received Company 401(k) matching contributions of $1,247, Company-paid life and disability insurance premiums of $7,836, Company-paid standard life insurance premiums of $550, and a $1,620 cell phone allowance.

(7)	Mr. Kalbfleish resigned as Vice President – Finance & Administration on July 30, 2010.
(8)
As part of his overall compensation, Mr. Kalbfleish received Company 401(k) matching contributions of $2,047, Company-paid standard life insurance premiums of $842, a $1,013 cell phone allowance, and severance of $38,250 pursuant to his separation agreement, which was filed as an exhibit to the Company’s Form 10-Q on August 5, 2010.

The table below summarizes the 2010 total compensation mix for the named executive officers by pay element:

PERCENT OF 2010 TOTAL COMPENSATION BY PAY ELEMENT
Name	Base Salary	Incentive Compensation	Other Compensation

Jeffrey S. Davis	14%	85%	1%

John T. McDonald (1)	93%	--%	7%

Kathryn J. Henely	24%	75%	1%

Paul E. Martin	25%	74%	1%

Richard T. Kalbfleish (1)	50%	29%	21%

(1)
Messrs. McDonald’s and Kalbfleish’s base salary percentage of total compensation is higher in comparison to the other named executive officers as a result of payments made in connection with their respective resignations. Refer to the notes associated with the “Summary Compensation Table” above, the section entitled “Employment Agreements,” and the notes associated with the “Outstanding Equity Awards At Fiscal Year-End” table below for additional information.

Employment Agreements

Mr. Davis

The Company entered into an employment agreement with Mr. Davis dated March 3, 2009 and effective January 1, 2009 that will expire on December 31, 2011.   Mr. Davis’s employment agreement provides for the following compensation:

•	an annual salary of $285,000 that may be increased from time to time;
•
an annual performance bonus of up to 200% of Mr. Davis’s annual salary in the event the Company achieves certain performance targets (“Mr. Davis’s Target Bonus”), which may be increased up to 300% of Mr. Davis’s annual salary pursuant to the 2010 Executive Bonus Plan;

•
entitlement to participate in such insurance, disability, health and medical benefits, and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans, or programs; and

•	death, disability, severance, and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. Davis has agreed to refrain from competing with the Company for a period of five years following the termination of his employment with the Company. Mr. Davis’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Mr. McDonald

The Company entered into an employment agreement with Mr. McDonald dated March 3, 2009 and effective January 1, 2009 that was scheduled to expire on December 31, 2011.  Mr. McDonald stepped down as Chief Executive Officer on September 1, 2009, but remained Chairman of the Board until his resignation on October 25, 2010. Mr. McDonald’s employment agreement (which was terminated effective when he entered into a transition agreement with the Company) provided for the following compensation for his role as Chairman of the Board:

•	an annual salary of $142,500 that may be increased from time to time;
•	an annual performance bonus of up to 200% of Mr. McDonald's annual salary in the event the Company achieves certain performance targets approved by the Board;
•
entitlement to participate in such insurance, disability, health and medical benefits, and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans, or programs; and

•	death, disability, severance, and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. McDonald has agreed to refrain from competing with the Company for a period of five years following the termination of his employment with the Company.

Mr. McDonald’s termination of employment with the Company was voluntary and without good reason as defined in Mr. McDonald’s employment agreement.  Mr. McDonald’s transition agreement, effective October 25, 2010 and expiring on January 1, 2011, provided for the following benefits upon separation:

•	a consulting fee of $150,000 per annum through December 31, 2010;
•	entitlement to continue to be eligible for and participate in any and all benefit plans in which Mr. McDonald was participating until and ending December 31, 2010;
•	entitlement to use of the office space, offices, and secretarial/administrative support the Mr. McDonald was receiving through and ending December 31, 2010; and
•
entitlement to continued vesting with respect to any stock option or restricted stock award agreements to which Mr. McDonald was a party through and ending January 1, 2011.  All unvested restricted shares and stock options as of January 1, 2011 were cancelled as of that date, except to the extent specified below.

In accordance with the terms of Mr. McDonald’s transition agreement and in addition to any other awards then vested, 70,000 shares of restricted stock, 7,924 shares of incentive stock options, and 20,647 shares of non-qualified stock options previously granted and which otherwise would have been cancelled vested on January 1, 2011.  Mr. McDonald had until March 31, 2011 to exercise any vested options.

Mr. Martin

The Company entered into an employment agreement with Mr. Martin effective May 5, 2010.  The employment agreement provides for the following compensation:

•	an annual salary of $225,000 that may be increased from time to time;
•
an annual performance bonus of up to 80% of Mr. Martin’s base salary in the event the Company achieves certain performance targets, which may be increased up to 120% of Mr. Martin’s base salary pursuant to the 2010 Executive Bonus Plan; and

•	severance and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

GRANTS OF PLAN-BASED AWARDS

The following table reflects awards granted to the named executive officers during 2010 under the Company’s equity and non-equity incentive plans:

2010 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock (#)(2)	Awards ($)(3)
Jeffrey S. Davis	3/22/2010	$-	$-	$-	103,000	$1,172,140
	N/A	-	570,000	855,000	-	-
John T. McDonald (4)		-	-	-	-	-
	N/A	-	-	-	-	-
Kathryn J. Henely	3/22/2010	-	-	-	45,000	512,100
	N/A	-	220,000	330,000	-	-
Paul E. Martin	3/22/2010	-	-	-	45,000	512,100
	N/A	-	180,000	270,000	-	-
Richard T. Kalbfleish (5)	3/22/2010	-	-	-	5,000	56,900
	N/A	-	-	-	-	-

(1)
Reflects the target and maximum bonus award amounts that could potentially be earned by each named executive officer under the 2010 Executive Bonus Plan based on 2010 performance, as described in the “Annual Incentive Cash Bonus Compensation” section following this table.

(2)
Reflects the Compensation Committee’s grant of restricted shares to the named executive officers on March 22, 2010 in the respective amounts listed in the table.  The terms of these restricted share awards are described in the section entitled “Restricted Share Award Terms” following this table.

(3)	The grant date fair value is based on the per share closing price of the Common Stock on March 22, 2010 (the date of grant) of $11.38.
(4)	Mr. McDonald resigned as chairman of the board on October 25, 2010 and, pursuant to his transition agreement, he was not eligible to receive any bonus for 2010.
(5)	Mr. Kalbfleish resigned as VP – Finance & Administration on July 30, 2010 and, pursuant to his separation agreement, he was not eligible to receive any bonus for 2010.

Annual Incentive Cash Bonus Compensation

Bonuses available to the named executive officers as an annual incentive bonus under the 2010 Executive Bonus Plan are based upon pre-set percentages of salary and are earned by reaching certain target performance levels.

In March 2010, the Compensation Committee established the targets for the named executive officers under the 2010 Executive Bonus Plan.  The table below lists the potential bonus awards as a percent of base salary for the named executive officers as reflected in the “2010 Grants of Plan-Based Awards” table:

	Target Bonus Percentage	Maximum Bonus Percentage
CEO	200%	300%
Former Chairman	200%	300%
COO	100%	150%
CFO	80%	120%
Former VP – Finance & Administration	30%	45%

The named executive officers share in every dollar of earnings above the targets established pursuant to the 2010 Executive Bonus Plan up to the maximum bonus percentage set for each.  Such named executive officers may receive up to the maximum bonus percentage to the extent the Non-GAAP and GAAP EPS targets are exceeded up to 1.5 times the targets.  The Compensation Committee has the discretion to decrease bonus amounts, even if the targets are met or exceeded. In order to meet these targets, the Company’s Non-GAAP and GAAP EPS must meet the predetermined targets after considering the estimated bonus payout.  Effective October 25, 2010, the former Chairman was no longer eligible to participate in the 2010 Executive Bonus Plan per the transition agreement discussed further in the “Employment Agreement” section above. Please refer to the section entitled “Performance-Based Executive Bonus Plan” on page 11 for additional information regarding the predetermined targets.

Restricted Share Award Terms

The restricted shares awarded to the named executive officers on March 22, 2010 were granted under the Plan.  Under the terms of the restricted share award agreement, 20% of the shares subject to an award will vest on each yearly anniversary of March 22, 2010 with the final tranche vesting on March 22, 2015, provided the named executive offers continue employment with the Company through the applicable vesting dates.

In the event of a recipient’s termination of employment with the Company for any reason (including death or disability) prior to full vesting of the restricted shares, restricted shares that have not vested as of the date of termination will be null and void and will be forfeited to the Company, unless the terms of the recipient’s employment agreement provide otherwise.  The employment agreements for Jeffrey S. Davis and Paul E. Martin provide for accelerated vesting of equity awards such as the restricted share awards in the case of certain involuntary terminations or upon the occurrence of a change of control.  These acceleration provisions are described below in the section of this proxy entitled “Potential Payments upon Termination and/or Change of Control.”

Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to stockholders generally; however, the Company has not historically and does not intend to pay dividends.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents: (i) the number of unexercised options held by each named executive officer as of December 31, 2010; and (ii) the number and market value of unvested restricted share awards held by each named executive officer as of December 31, 2010:

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Options					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
Jeffrey S. Davis	126,428	28,572	(3)	$6.31	12/15/2014	12,500	(4)	$156,250
	-	-		-	-	35,000	(5)	437,500
	-	-		-	-	60,000	(6)	750,000
	-	-		-	-	180,000	(7)	2,250,000
	-	-		-	-	103,000	(8)	1,287,500

John T. McDonald (9)	218,820	-		3.75	3/28/2011	25,000	(4)	312,500
	39,521	-		2.28	3/31/2011	35,000	(5)	437,500
	295,317	41,295	(3)	6.31	3/31/2011	60,000	(6)	750,000
	-	-		-	-	150,000	(7)	1,875,000

Kathryn J. Henely	639	-		4.40	4/26/2012	3,745	(10)	46,813
	13,854	-		2.28	12/11/2013	8,818	(5)	110,225
	-	-		-	-	19,000	(6)	237,500
	-	-		-	-	28,800	(11)	360,000
	-	-		-	-	14,400	(7)	180,000
	-	-		-	-	22,910	(12)	286,375
	-	-		-	-	45,000	(8)	562,500

Paul E. Martin	-	-		-	-	17,500	(13)	218,750
	-	-		-	-	3,998	(5)	49,975
	-	-		-	-	19,000	(6)	237,500
	-	-		-	-	78,000	(7)	975,000
	-	-		-	-	45,000	(8)	562,500

Richard T. Kalbfleish (14)	-	-		-	-	-		-

(1)
The outstanding unexercisable option awards reported in this table generally vest over a five year period in 20% increments on each yearly anniversary of the date of grant of the option. Options generally expire ten years from the date of grant (the “expiration date”).  If the recipient’s employment terminates: (i) due to death or “permanent disability” (as defined in the applicable award agreement), then the option will remain exercisable for twelve months following the termination date; (ii) as a result of the recipient’s “misconduct” (as defined in the applicable award agreement), then the option will terminate immediately and cease to be outstanding; and (iii) for any other reason, then the option will remain exercisable for three months following the termination date, provided that no option will be exercisable after its original expiration date.  The effect of a “corporate transaction” (as defined in the applicable award agreement) on the vesting and exercisability of option awards is described below in the “Potential Payments upon Termination and/or Change of Control” section of this Proxy Statement.

(2)	Based on the per share closing market price of $12.50 of the Common Stock on December 31, 2010.
(3)
In January 2007, the Compensation Committee approved the accelerated vesting of these option awards, which were granted on December 15, 2004, as follows: (i) two-sevenths of the total option shares, to the extent unvested, vested as of January 15, 2007; and (ii) the remaining option shares subject to each option vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(4)
Represents awards of 87,500 and 175,000 restricted shares made to Messrs. Davis and McDonald, respectively, on December 15, 2004, with seven year vesting schedules.  In January 2007, the Compensation Committee approved the accelerated vesting of these restricted shares as follows: (i) two-sevenths of the total restricted shares, to the extent unvested, vested as of January 15, 2007; and (ii) the remaining restricted shares subject to each award vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(5)
Represents awards of restricted shares made to the named executive officers on December 21, 2006.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of December 21 with the final tranche vesting on December 21, 2011.

(6)
Represents awards of restricted shares made to the named executive officers on December 4, 2007.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of December 4 with the final tranche vesting on December 4, 2012.

(7)
Represents awards of restricted shares made to the named executive officers on December 17, 2008.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of December 17 with the final tranche vesting on December 17, 2013.

(8)
Represents awards of restricted shares made to the named executive officers, except Mr. McDonald, on March 22, 2010.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of March 22 with the final tranche vesting on March 22, 2015.

(9)
Mr. McDonald resigned as Chairman of the Board on October 25, 2010 and pursuant to his transition agreement, 70,000 shares of restricted stock, 7,924 shares of incentive stock options, and 20,647 shares of non-qualified stock options previously granted, scheduled to vest in 2011 and which otherwise would be cancelled as of January 1, 2011, vested at the prices and on the terms set forth in the applicable award agreements on January 1, 2011. Mr. McDonald had until March 31, 2011 to exercise any vested options in accordance with the terms of the applicable award agreements.

(10)
Represents awards of 22,472 restricted shares made to Ms. Henely on December 28, 2005, with six year vesting.  In January 2007, the Compensation Committee approved the accelerated vesting of these restricted shares as follows: (i) one-sixth of the total restricted shares, to the extent unvested, vested as of January 15, 2007; and (ii) the remaining restricted shares subject to each award vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(11)
Represents an award of 48,000 restricted shares made to Ms. Henely on September 26, 2008.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of September 26 with the final tranche vesting on September 26, 2013.

(12)
Represents an award of 28,637 restricted shares made to Ms. Henely on April 28, 2009.  Twenty-percent (20%) of the restricted shares subject to an award will vest on each yearly anniversary of April 28 with the final tranche vesting on April 28, 2014.

(13)
Represents an award of 50,000 restricted shares made to Mr. Martin in connection with his appointment as Chief Financial Officer of the Company on August 29, 2006.  Five percent (5%), 10%, 25%, and 25% of this award vested on August 21, 2007, 2008, 2009, and 2010, respectively.  The remaining 35% of the restricted shares will vest on August 21, 2011.

(14)
Mr. Kalbfleish resigned as VP – Finance & Administration on July 30, 2010 and pursuant to his separation agreement he became vested in 5,187 shares of unvested restricted stock at a fair market value of $8.41 on July 29, 2010.  All other unvested restricted shares were forfeited as of July 30, 2010.

OPTION EXERCISES AND STOCK VESTED

The following table presents stock options exercised by and stock awards vested on behalf of the named executive officers during 2010:

2010 OPTION EXERCISES AND STOCK VESTED
	Stock Options			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Jeffrey S. Davis	-		$-	137,500	(3)	$1,616,100

John T. McDonald	122,541	(4)	809,006	140,000	(5)	1,648,400

Kathryn J. Henely	-		-	42,191	(6)	480,352

Paul E. Martin	-		-	51,998	(7)	573,831

Richard T. Kalbfleish	20,000	(8)	101,411	5,187	(9)	43,986

(1)
Calculated as the aggregate market value on the exercise date of the shares of the Common Stock received upon exercise of options, less the aggregate exercise price of options (calculated before payment of any applicable withholding or other income taxes).

(2)
Calculated as the aggregate market value on the date of vesting of the shares with respect to which restrictions lapsed during 2010 (calculated before payment of any applicable withholding or other income taxes).

(3)
Mr. Davis was granted: (i) 87,500 restricted shares on December 15, 2004, a portion of which vested on December 15, 2010, when the market price of the Company’s stock was $11.96; (ii) 175,000 restricted shares on December 21, 2006, a portion of which vested on December 21, 2010, when the market price of the Company’s stock was $11.98; (iii) 150,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2010, when the market price of the Company’s stock was $11.47; and (iv) 300,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2010, when the market price of the Company’s stock was $11.72.

(4)	Mr. McDonald exercised a total of 122,541 stock options during 2010, with a range of exercise prices of $2.28 to $6.31 and a range of market prices of $8.96 to $13.00 at the time of exercise.
(5)
Mr. McDonald was granted: (i) 175,000 restricted shares on December 15, 2004, a portion of which vested on December 15, 2010, when the market price of the Company’s stock was $11.96; (ii) 175,000 restricted shares on December 21, 2006, a portion of which vested on December 21, 2010, when the market price of the Company’s stock was $11.98; (iii) 150,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2010, when the market price of the Company’s stock was $11.47; and (iv) 250,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2010, when the market price of the Company’s stock was $11.72.

(6)
Ms. Henely was granted: (i) 22,472 restricted shares on December 28, 2005, a portion of which vested on December 15, 2010, when the market price of the Company’s stock was $11.96; (ii) 44,089 restricted shares on December 21, 2006, a portion of which vested on December 21, 2010, when the market price of the Company’s stock was $11.98; (iii) 47,500 restricted shares on December 4, 2007, a portion of which vested on December 4, 2010, when the market price of the Company’s stock was $11.47; (iv) 48,000 restricted shares on September 26, 2008, a portion of which vested on September 26, 2010, when the market price of the Company’s stock was $9.71; (v) 24,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2010, when the market price of the Company’s stock was $11.72; and (vi) 28,637 restricted shares on April 28, 2009, a portion of which vested on April 28, 2010, when the market price of the Company’s stock was $12.48.

(7)
Mr. Martin was granted: (i) 50,000 restricted shares on August 29, 2006, a portion of which vested on August 21, 2010, when the market price of the Company’s stock was $8.98; (ii) 19,987 restricted shares on December 21, 2006, a portion of which vested on December 21, 2010, when the market price of the Company’s stock was $11.98; (iii) 47,500 restricted shares on December 4, 2007, a portion of which vested on December 4, 2010, when the market price of the Company’s stock was $11.47; and (iv) 130,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2010, when the market price of the Company’s stock was $11.72.

(8)	Mr. Kalbfleish exercised a total of 20,000 stock options during 2010, with an exercise price of $6.24 and a range of market prices of $11.30 to $11.32 at the time of exercise.
(9)
Pursuant to Mr. Kalbfleish’s separation agreement, 5,187 shares of unvested restricted stock vested on July 29, 2010 when the market price of the Company’s stock was $8.41.  All other unvested restricted shares were forfeited in accordance with his separation agreement.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for the named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes information regarding the Company’s named executive officers’ participation in the Perficient, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).

2010 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions ($)(1)	Company Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Jeffrey S. Davis	$-	$-	$-	$-	$-

John T. McDonald	-	-	-	-	-

Kathryn J. Henely	-	-	-	-	-

Paul E. Martin	20,250	-	15,180	-	94,826

Richard T. Kalbfleish	-	-	-	-	-

(1)	All amounts reported as contributions in this column have been reported in the Salary column of the “Summary Compensation Table” at page 14.
(2)
The amounts in this column represent aggregate earnings that accrued during 2010 on amounts of salary deferred at the election of the named executive officer pursuant to the Deferred Compensation Plan.  These earnings have not been reported as compensation to the named executive officers in the “Summary Compensation Table” at page 14.

The Deferred Compensation Plan allows each participant to contribute up to 80% of base salary and commission and 100% of annual incentive bonus payments.  Contributions may be made to either the retirement account or the in-service account of the participant; however, no contributions may be made to a participant’s in-service account during a deferral period when amounts are scheduled to be distributed from that account.  Also, if the Compensation Committee determines that a participant has incurred a financial hardship, it may terminate the participant’s deferrals.

The Company may, in its discretion, provide a matching contribution of 25% of the participant’s contribution to the Deferred Compensation Plan up to the first 6% of a participant’s compensation (includes base salary and bonus or incentive compensation); however, any matching contribution will be reduced by the amount of matching contributions actually made on the participant’s behalf under the Company’s 401(k) plan.  Matching contributions vest annually over a three year period.  The Company may also make discretionary contributions on behalf of participants in the Deferred Compensation Plan, which will be in the amounts and will vest in accordance with the schedule determined by the Company.  The Company made no matching contributions to the Deferred Compensation Plan in 2010.

The Deferred Compensation Plan permits each participant to make investment allocation choices for both the participant’s contributions and any Company matching or discretionary contributions made on the participant’s behalf among the investment choices designated by the Company, which earn market rates of return.  Participants are permitted to change their investment elections on a daily basis.

A participant will receive a distribution of amounts deferred in a particular year upon the earlier to occur of: (i) the time specified in the participant’s deferral commitment election with respect to the participant’s in-service account; (ii) his termination of employment; or (iii) his death or disability.  In addition, a participant may receive a distribution if the Compensation Committee determines that the participant has experienced a financial hardship, to the extent reasonably necessary to satisfy the participant’s needs. Upon a participant’s termination of employment, the participant’s benefits under the Deferred Compensation Plan shall be paid to him as soon as administratively practicable following the date of the participant’s termination of employment, unless the participant constitutes a “specified employee” (within the meaning of section 409A of the Code), in which case the initial payment will be made no earlier than the first day of the seventh month following the participant’s termination.  A participant’s vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, or in up to a maximum of 15 annual installments (or a maximum of five annual installments with respect to the participant’s in-service account).  Certain small account balances (a retirement account balance of less than $50,000 and an in-service account balance of less than $25,000) will be paid in a lump sum regardless of the participant’s election.

Potential Payments upon Termination and/or Change of Control

As part of their employment agreements, Messrs. Davis and Martin have certain provisions detailing payments due to them in the event of termination of their employment with the Company, including the resulting compensation from a change of control.

Mr. Davis

Mr. Davis’s current employment agreement provides for the following death, disability, severance, and change of control benefits:

•	death benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus;
•	disability benefits paid over 12 months of one year’s annual salary and Mr. Davis’s Target Bonus;
•
severance benefits, if Mr. Davis’s employment with the Company is terminated by the Company in a Without Cause Termination (as defined in his employment agreement) either before or after a change of control, of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus, acceleration of option and restricted stock vesting, and welfare benefits for one year following termination;

•
severance benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus, and welfare benefits for one year following resignation if Mr. Davis voluntarily resigns after a Constructive Termination; and

•	immediate vesting of 50% of all unvested stock option grants and restricted stock grants previously awarded to Mr. Davis upon the occurrence of a change of control.

To the extent payments and benefits to Mr. Davis in connection with a change of control would constitute “excess parachute payments” for purposes of Section 280G of the Code subject to excise taxes, Mr. Davis can elect to receive a lesser amount and eliminate the accelerated vesting of his unvested stock options and restricted stock in order to decrease or eliminate the excise taxes.

Mr. Martin

Mr. Martin’s employment agreement provides for the following severance and change of control benefits:

•
severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company in a Without Cause Termination or if Mr. Martin voluntarily resigns (as defined in his employment agreement), of a lump-sum payment equal to one year’s annual salary, continued vesting of restricted stock, and welfare benefits for one year following termination;

•	immediate vesting of 50% of all unvested restricted stock grants previously awarded to Mr. Martin upon the occurrence of a change of control (as defined below); and
•
severance benefits if Mr. Martin’s employment with the Company is terminated by the Company other than for cause (as defined below) within the first year after a change of control equal to one year’s annual salary and immediate vesting of all remaining unvested restricted stock previously awarded to Mr. Martin.  In addition, the Company will provide welfare benefits for one year following termination.

The current employment agreements for Messrs. Davis and Martin generally use the following terms:

“Change of Control” means (a) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (c) A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; (d) One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

This definition of Change of Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Code.

“Constructive Termination” means Mr. Davis’s voluntary termination of his employment with the Company (a) within 30 days of the appointment by the Board of Directors of the Company of a person other than John T. McDonald or Mr. Davis as the Chief Executive Officer of the Company, provided that such appointment occurs prior to a Change of Control; or (b) following (i) a reduction in Messrs. Davis’s and Martin’s base compensation (including benefits) of more than fifteen percent (15%), (ii) a material reduction of Messrs. Davis’s and Martin’s performance-based target bonus or other incentive programs except in conjunction with a Change of Control or, in the case of (i) and (ii) except where all officers are affected equally, or (iii) a relocation of Messrs. Davis’s and Martin’s place of employment of more than 50 miles without his consent; in each case where the condition is not remedied or corrected by the Company within 30 days after Messrs. Davis and Martin sends notice to the Company in writing specifying the reason why he claims there exists grounds for a Constructive Termination, and he sends the notice within one year of discovering the existence of the condition that gives rise to a right to claim a Constructive Termination.

“Disability” means the Board of Directors’ or CEO’s, as applicable, reasoned and good faith judgment that the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

“Termination for Cause” means a termination of the executive’s employment by reason of (a) the repeated or willful failure of the executive to substantially perform his duties that has not been cured after written demand from the Board of Directors; (b) conviction of; entering a plea of guilty or  nolo contendere to, a crime involving moral turpitude or dishonesty or to any other crime that constitutes a felony, (c) executive’s intentional misconduct, gross negligence or material misrepresentation in the performance of his duties to the Company; or (d) material breach by executive of any written covenant or agreement with the Company including any covenants not to compete or to non-disclosure of confidential information.

“Without Cause Termination” means a termination of the executive’s employment by the Company other than due to (a) Termination for Cause; (b) Disability; (c) death; or (d) the expiration of the employment agreement.

Under the employment agreements with the aforementioned executives, each executive would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the aforementioned executives, which would only be known at the time that they become eligible for payment and would only be payable if the events set forth in the table below occur

Quantification of Potential Payments Upon Termination and/or Change of Control

The table below reflects the amount that could be payable under the various arrangements assuming that the triggering event set forth in the title of each column occurred on December 31, 2010. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a termination of employment or change of control actually occurs.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL
Name (1)	Year	Severance/ Change of Control Payment	Accelerated Restricted Stock Vesting (2)	Accelerated Stock Option Vesting (3)	Continuation of Benefits (4)	Tax Gross-up Payment	Total
Jeffrey S. Davis (5)	2010	$855,000	$4,881,250	$176,861	$10,422	$-	$5,923,533

Paul E. Martin (6)	2010	225,000	2,043,725	-	10,738	-	2,279,463

(1)
Ms. Henely is not included in this table since she does not have an arrangement with the Company in the event of termination of her employment with the Company, including a change of control.  Mr. McDonald is not included in this table due to his resignation as chairman of the Board on October 25, 2010.  Mr. Kalbfleish is not included in this table due to his resignation as VP – Finance & Administration on July 30, 2010.

(2)	Calculated using the closing market price per share of $12.50 of the Common Stock on December 31, 2010 for the total number of restricted shares accelerated.
(3)	Calculated using the closing market price per share of $12.50 of the Common Stock on December 31, 2010 less the option price per share for the total number of options accelerated.
(4)
Represents the estimated present value of all future payments of premiums for benefits which would be paid on behalf of the specified executive officers under the Company’s medical, disability, life, and dental insurance programs.

(5)
Upon a without cause termination, or a without cause termination following a change of control, Mr. Davis would receive each of the payments and benefits listed in the table above. Upon Mr. Davis’s death or disability, he would receive the severance payment only. Mr. Davis would receive the severance payment and the continuance of benefits listed in the table above if he voluntarily resigns upon the occurrence of a constructive termination. If a change of control were to occur, 50% of Mr. Davis’s unvested stock options and restricted stock would immediately vest, amounting to $2,440,625 in compensation utilizing the assumptions discussed above. If Mr. Davis were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

(6)
Upon the occurrence of a change of control, 50% of Mr. Martin’s unvested restricted stock would immediately vest, amounting to $1,021,863 in compensation utilizing the assumptions discussed above. If Mr. Martin is terminated without cause within the first year after a change of control he will receive each of the payments and benefits listed in the table above for 2010. If Mr. Martin were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or 2010, the stockholders of the Company are being provided with the opportunity to vote on an advisory resolution to approve the 2010 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section (“CD&A”), Compensation tables and accompanying narrative).  Item 402 of Regulation S-K is the SEC regulation that sets forth what companies must include in their CD&A and compensation tables.  The Compensation Committee and the Board values the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in the CD&A section beginning on page 9, the Company believes that the quality, ability, and commitment of the named executive officers are significant factors contributing to the proper leadership of Perficient and driving stockholder value for the Company.  Accordingly, the executive compensation programs are designed to:

•	attract, retain, and motivate qualified talent;
•	motivate executives to improve the overall performance of the Company and reward executives when the Company achieves specific measurable results;
•	encourage accountability by determining salaries and incentive awards based on the Company’s collective performance and contribution;
•	ensure compensation levels are externally competitive and create internal pay equity among executives; and
•	align our executives’ long-term interests with those of our stockholders.

Stockholders are urged to read the “Compensation Discussion and Analysis” section beginning on page 9, which more thoroughly discusses how the compensation policies and procedures implement the Company’s compensation philosophy.  The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s compensation philosophy and in achieving its goals.

Stockholders have the opportunity to vote “FOR,” “AGAINST,” or “ABSTAIN” on the following advisory resolution relating to the executive compensation of our named executive officers as disclosed in this proxy statement:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.”

This vote is not intended to address a specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices as described in this proxy statement.  The affirmative vote of a majority of the shares of our Common Stock cast in person or by proxy on the proposal will be considered approval by the stockholders of the advisory resolution on executive compensation.

The Board recommends a vote “FOR” the proposal to approve the advisory resolution on executive officers.

PROPOSAL 3. FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders of the Company are being provided with the opportunity to cast an advisory vote on whether the non-binding advisory vote to approve the compensation of the named executive officers should occur every one, two, or three years.  After careful consideration of this agenda item, the Board has determined that an annual advisory vote on executive compensation is most appropriate for the Company at this time and demonstrates our commitment to good corporate governance.

While the results of voting on this item are advisory, the Board values the opinions of our stockholders and will take the results of this vote into account when determining the frequency of an advisory vote on executive compensation.  The alternative (one, two, or three years) that receives the greatest number of votes will be considered by the Nominating and Corporate Governance Committee and the Board as our stockholders advice on the frequency issues.

You may cast your vote by specifying one of the following four options on the accompanying proxy card: “1 year,” “2 years,” “3 years,” or “Abstain.” You are not voting to approve or disapprove the Board’s recommendation.

The Board recommends stockholders vote “1 year” on the advisory vote on the frequency of future advisory votes on executive compensation.

PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2011.  KPMG has served as the Company’s independent registered public accounting firm since 2007.  Although action by the stockholders in this matter is not required, the Audit Committee believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, it is a matter of good practice.

In the event our stockholders fail to approve the proposal to appoint KPMG as the Company’s independent registered public accounting firm, the Audit Committee will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

The Board recommends a vote “FOR” the proposal to ratify the independent registered public accounting firm.

Principal Accounting Firm Fees and Services

The following table discloses the approximate fees paid to KPMG for the fiscal year ending December 31, 2010 and 2009:

	Year Ended December 31,
	2010	2009
Audit fees	$548,200	$547,991
Total fees	$548,200	$547,991

Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the quarterly reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, other statutory or regulatory filings, and services that are normally provided in connection with such filings.

The audit report of KPMG on the Company’s financial statements as of December 31, 2010 and 2009 and for the three years ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG’s audit report on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2009 indicated that in KPMG’s opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010 and 2009.

During the year ended December 31, 2010, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or matter of the kind described in Item 304(a)(1)(v) of Regulation S-K, which if not resolved to the satisfaction of KPMG, would have required KPMG to make reference to the subject matter of such disagreement in connection with its opinion on the financial statements of the Company for such year. During the Company’s year ended December 31, 2010, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG are not expected to be present at the Meeting.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit services and non-audit services that are permitted by applicable laws and regulations, and that are to be performed by the Company’s independent auditors. As part of those policies and procedures, the Audit Committee has pre-approved specific audit and audit-related services that may be provided by the Company’s independent auditors subject to certain maximum dollar amounts. No further approval by the Audit Committee is required in advance of services falling within the specific types of services and cost-levels included in the pre-approved services. Any proposed services not specifically pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of the Company by providing oversight of the financial management, legal compliance programs, independent auditors, and accounting policies and procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control and the independent auditors are responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with GAAP. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements, as of and for the fiscal year ended December 31, 2010, were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments, and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures.

The Audit Committee also has discussed with the Company’s independent auditors, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

The Audit Committee
David S. Lundeen, Chairman
James R. Kackley
David D. May

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of April 8, 2011 for each director, each of the Nominee Directors, and each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name and Company Position	Shares Beneficially Owned (1)	Percent of Class (2)
Jeffrey S. Davis, President and CEO	727,468	2.4%
John T. McDonald, former Chairman of the Board (3)	703,793	2.3%
Kathryn J. Henely, COO (4)	217,784	*
Paul E. Martin, CFO	226,477	*
Richard T. Kalbfleish, former VP – Finance & Administration (5)	62,834	*
Ralph C. Derrickson, Director	39,635	*
Edward L. Glotzbach, Director	8,719	*
John S. Hamlin, Director	25,097	*
James R. Kackley, Director	8,719	*
David S. Lundeen, Director	104,050	*
David D. May, Director	235,097	*
Directors and executive officers as a group (9 persons) (6)	1,593,046	5.2%

(1)	Represents the Company’s only class of voting common stock.
(2)
The percentage of Common Stock owned is based on total shares outstanding of 30,504,324 as of April 8, 2011, and including for each named executive officer and director the shares of Common Stock issuable upon the exercise of options issued to such executive officer or director and exercisable within 60 days of the date hereof.

(3)	Shares beneficially owned as provided by Mr. McDonald as of April 8, 2011.
(4)	Includes 5,727 shares of Common Stock subject to stock options exercisable within 60 days of April 8, 2011.
(5)	Shares beneficially owned as provided by Mr. Kalbfleish as of March 29, 2011.
(6)
John T. McDonald and Richard T. Kalbfleish were not included in calculation because they were not considered to be directors or executive officers as of April 8, 2011 due to their resignations from the Company during 2010.

*	Represents less than 1% of the Company’s Common Stock outstanding as of April 8, 2011.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 8, 2011, information for each entity that, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Exchange Act:
	Amount and Nature of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
BlackRock Inc.	2,156,611	(1)	7.1%
40 East 52nd Street
New York, NY 10022
FMR LLC	3,896,602	(2)	12.8%
82 Devonshire Street
Boston, MA 02109

(1)
According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on February 8, 2011.  The Schedule 13G states that the filer has sole power to vote and to dispose of all shares.

(2)
According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on February 14, 2011.  The Schedule 13G states that the filer has sole voting power for 600 shares and sole power to dispose or to direct the disposition of all shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Based solely on a review of the copies of reports furnished to the Company and written representations from the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s equity securities, the Company believes that, during the preceding year, all filing requirements applicable to the Company’s officers, directors, and 10% beneficial owners under Section 16(a) were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to identify and address concerns regarding related party transactions and their disclosures, the Company uses Directors and Officers Questionnaires and its conduct and ethics policies.  The Company also considers the independence of its directors.  The discussion of the independence of the directors contained herein under the caption “Composition and Meetings of the Board of Directors and Committees” beginning on page 5.

Directors and Officers Questionnaires are distributed to executive officers and directors at the beginning of each fiscal year to identify any potential related-party transactions. Within the questionnaire, executive officers and directors are asked to describe any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, occurring since January 1, 2010, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following had or will have a direct or indirect interest: (i) the individual; (ii) any director or executive officer of the Company; (iii) a nominee for director; (iv) an immediate family member of a director or executive officer of the Company; (v) an immediate family member of a nominee for director; (vi) a security holder of 5% or more of the Common Stock; or (vii) an immediate family member of the security holder. Responses provided within the questionnaire are reviewed by management of the Company to determine any necessary course of action. No such transaction was entered into since January 1, 2010 other than the Employment Agreements described on pages 15-16 of this Proxy Statement.

It is the policy of the Company that all employees, directors, and agents maintain the highest ethical standards and comply with all applicable legal requirements when conducting Company business. Guidelines regarding conflicts of interest are detailed in the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Conduct”) for employees and in the Financial Code of Ethics for the CEO, CFO, and Other Senior Financial Officials, both adopted by the Board. These policies are available on the Company’s website at www.perficient.com.  All Company employees must deal with vendors, customers, and others doing business with the Company in a manner that avoids even the appearance of conflict between personal interests and those of the Company. Potential conflicts of interest may arise from any of the following:

•
a direct or indirect financial interest in any business or organization that is a Company vendor or competitor, if the employee or director can influence decisions with respect to the Company’s business with respect to such business or organization; and

•	serving on the board of directors of, or being employed in any capacity by, a vendor, competitor, or customer of the Company.

Relationships, including business, financial, personal, and family, may give rise to conflicts of interest or the appearance of a conflict. Employees should carefully evaluate their relationships as they relate to Company business to avoid conflict or the appearance of a conflict. To avoid conflicts of interest or the appearance of a conflict:

•	Employees are prohibited from directly or indirectly competing, or performing services for any person or entity in competition with, the Company.
•	Employees should comply with the policies set forth in this Code of Conduct regarding the receipt or giving of gifts, favors, or entertainment.
•
A full-time employee should obtain the approval of his or her supervisor before serving as a trustee, regent, director, or officer of a philanthropic, professional, national, regional or community organization, or educational institution. This policy applies where significant time spent in support of these functions may interfere with time that should be devoted to the Company’s business.

•	Employees may not sell or lease equipment, materials, or property to the Company without appropriate corporate authority.
•	Employees should purchase Company equipment, materials, or property only on terms available to the general public.

Any employee or director who becomes aware of a conflict is required to bring it to the attention of a supervisor, management, or other appropriate personnel.

Directors are expected and required to uphold the same dedication to corporate ethics as the Company’s employees.

If a conflict of interest arises involving an executive officer or director, the Board must approve a waiver to the Code of Conduct and if a director has the conflict, that director must abstain from the approval.  Waivers are made on a case-by-case basis.  The Board has not adopted a formal written policy with respect to waiving conflict of interests or approving related party transactions.  In making this determination, the Board considered the infrequency in occurrence of these transactions.  Any waivers to the Code of Conduct granted to an executive officer or director shall be disclosed by the Company on its website at www.perficient.com.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder of Perficient eligible to vote in an election may make stockholder proposals and nominations for the 2012 Annual Meeting.  In order to be considered for inclusion in the 2012 Proxy Statement and considered at the 2012 Annual Meeting, all stockholders proposals, nominations, and notifications must: (i) comply with the procedures set forth in Perficient’s bylaws; and (ii) be appropriately received by the Secretary of Perficient on or before December 20, 2011.

Pursuant to the bylaws of Perficient, nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in the bylaws.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company.  Such stockholder’s notice shall set forth:

(1) the name, age, business address, and residence address of such person;

(2) the principal occupation or employment of such person;

(3) the class and number of shares of the Company which are beneficially owned by such person;

(4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

(5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A of the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serve as a director if elected).

Any nominations received from stockholders must be in full compliance with applicable laws and with the bylaws of Perficient.

OTHER MATTERS

The Board does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date, and return the enclosed proxy card promptly.

FORM 10-K

Perficient will furnish, without charge to each person solicited and to each beneficial owner of its securities, on the written request of such person, a copy of its Annual Report on Form 10-K, except for the exhibits to such Form 10-K but including the financial statements filed with such Form 10-K. Perficient will furnish any exhibit to the Form 10-K upon the payment of a reasonable fee which shall be limited to its reasonable expenses in furnishing such exhibit. Requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, telephone number (314) 529-3600.

By Order of the Board of Directors

/s/ Paul E. Martin
Paul E. Martin
Secretary

April 18, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PERFICIENT, INC.

INTERNET
http://www.proxyvoting.com/prft
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

97796

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR ALL" WITH RESPECT TO THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 AND 4, AND FOR EVERY "1 YEAR" ON ITEM 3. SHOULD A NOMINEE FOR DIRECTOR BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE SELECTED BY THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example [X]

The Board of Directors recommends you vote "FOR" the following Nominees:

1. ELECTION OF DIRECTORS

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
Nominees: 01 Jeffrey S. Davis, 02 Ralph C. Derrickson, 03 Edward L. Glotzbach, 04 John S. Hamlin, 05 James R. Kackley, 06 David S. Lundeen, 07 David D. May	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

The Board of Directors recommends you vote "FOR" the following proposal:

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the advisory (non-binding) resolution relating to 2010 executive compensation.	☐	☐	☐

The Board of Directors recommends you vote "1 year" on the following proposal:

	1 year	2 years	3 years	Abstain
3. To vote, on an advisory basis (non-binding), on the frequency of including an advisory vote on the executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	FOR	AGAINST	ABSTAIN
4. Proposal to ratify the appointment of KPMG LLP as Perficient, Inc.'s independent registered public accounting firm.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date __________

You can now access your Perficient, Inc. account online.

Access your Perficient, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Perficient, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report on Form 10-K to Shareholders are available at: **http://www.perficient.com**

▼ FOLD AND DETACH HERE ▼

PROXY

PERFICIENT, INC.

Annual Meeting of Stockholders – Friday, June 3, 2011

9:00 a.m. local time

For meeting directions, please call 314-529-3600

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeffrey S. Davis and Paul E. Martin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Perficient, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 3, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

97796